EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-70965 on Form S-8, No. 333-58160 on Form S-8, No. 333-56734 on Form S-8, No. 333-108806 on Form S-8 and No. 333-104494 on Form S-3 of LNR Property Corporation of our report dated February 25, 2004, on the consolidated financial statements of LandSource Communities Development LLC appearing in this Annual Report on Form 10-K of LNR Property Corporation for the year ended November 30, 2003.

DELOITTE & TOUCHE LLP

Miami, Florida

February 25, 2004